EXHIBIT 10.1

FIRST AMENDMENT TO THE

PEGASYSTEMS INC.

2004 LONG-TERM INCENTIVE PLAN

(as amended and restated)

Pegasystems Inc., a Massachusetts corporation (the “Company”), previously established the Pegasystems, Inc. 2004 Long-Term Incentive Plan (the “Plan”). The Plan, as amended and restated, was approved by the Company’s stockholders at the Company’s 2016 Annual Meeting on June 10, 2016. At a duly noticed meeting held on May 23, 2017, the Board of Directors of the Company, and the Compensation Committee of the Board, approved and adopted the following amendment to the Plan.

1.	Section 2(dd) is hereby amended as follows:

(dd)	“Retirement” means retirement of an Employee or Director from active employment or service with any Related Company after having attained age 60, with no intention to continue to provide services, whether as an employee, director, independent contractor or otherwise, to any other person or entity and with the intention of concluding the Employee or Director’s working or professional career.

2.	Sections 9(d) through (g) are hereby amended as follows:

(d)	Termination of Service. If a Participant terminates Service other than by reason of the Participant’s death, Disability or Retirement, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Committee in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)	Disability of Participant. If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Disability. If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan on the last day of the 12th month following the date of the Participant’s death unless the Committee earlier determines that all or part of the unvested portion of the Option will become vested as of the date of the Participant’s death and/or will continue to vest following the death of the Participant, in which case the Shares covered by the unvested portion of the Option will not revert to the Plan until the vesting of those Shares is no longer possible. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(g)	Retirement of Participant. If a Participant terminates Service as a result of Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Retirement. If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

3.	Section 13(g) is hereby amended as follows:

(g)	Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or Exercise Price or Purchase Price, providing for continued vesting of the Award following termination of Service or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action would not materially and adversely affect the Participant.

4.	Section 13(i) is hereby amended as follows:

(i)	Cancellation and Forfeiture for Misconduct, Clawback Policy. Notwithstanding the terms of any Award or other provision of the Plan in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company and (iii) the Participant or Purchaser (or any successor) shall pay to the Company, within 10 business days of the Company’s request therefor, the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) received by the Participant or Purchaser (or any successor) upon the sale or other disposition of, or distributions in respect of, any Award under the Plan and any Shares acquired in respect thereof. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(i) shall be equal to the lesser of (i) the purchase price originally paid by the Participant or Purchaser for such Shares or (ii) the Fair Market Value of such Shares as of the date of the repurchase. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and not to solicit, and provisions relating to confidential information and intellectual property rights. In addition, Awards and Shares (and proceeds therefrom) obtained pursuant to or upon exercise of such Awards are subject to forfeiture, setoff, clawback, recoupment or other recovery if the Committee determines in good faith that such action is required by Applicable Law or Company policy as amended from time to time.

5.	Except as amended by this First Amendment, all other terms of the Plan shall remain unmodified and in full force and effect Adopted by the Board: May 23, 2017